RESTATED AND AMENDED SPONSOR AGREEMENT
                    TOUCHSTONE VARIABLE SERIES TRUST
                             AMENDMENT NO. 4

         AMENDMENT dated as of July 19, 2004, between TOUCHSTONE VARIABLE SERIES TRUST, a Massachusetts business trust (the "Trust") and TOUCHSTONE ADVISORS, INC., an Ohio corporation ("Touchstone").

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended;

         WHEREAS, the Trust has engaged Touchstone to provide certain management services with respect to certain series of the Trust (each a "Fund") pursuant to the Restated and Amended Sponsor Agreement dated as of May 1, 2002, between the Trust and Touchstone (the "Agreement"); and

         WHEREAS, the Trust and Touchstone wish to amend the Agreement to reflect the addition of the Touchstone Conservative ETF Fund, the Touchstone Moderate ETF Fund, the Touchstone Aggressive ETF Fund and the Touchstone Enhanced ETF Fund;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in the Agreement and herein, acting pursuant to Section 12 of the Agreement, the Trust and Touchstone hereby amend the Agreement as follows:

         (A) Section 4 of the Agreement shall read as follows:

4. Operating Expense Waivers or Reimbursement. Touchstone shall waive all or a portion of its fee pursuant to this Agreement and/or reimburse a portion of the operating expenses (including amortization of organization expense, but excluding interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) ("Expenses") of each Fund such that, after such waiver and/or reimbursement, the aggregate Expenses of the Fund shall be less than or equal to on an annual basis to the following percentage of the average daily net assets of the Fund for the Fund's then-current fiscal year:

                      Touchstone Baron Small Cap Fund                 1.65%
                      Touchstone Emerging Growth Fund                 1.15%
                      Touchstone Third Avenue Value Fund              1.05%
                      Touchstone Eagle Capital Appreciation Fund      1.05%
                      Touchstone Enhanced Dividend 30 Fund            0.75%
                      Touchstone Value Plus Fund                      1.15%
                      Touchstone Growth & Income Fund                 0.85%
                      Touchstone Balanced Fund                        0.90%
                      Touchstone High Yield Fund                      0.80%
                      Touchstone Core Bond Fund                       0.75%
                      Touchstone Money Market Fund -Class SC          0.54%
                      Touchstone Money Market Fund - Class I          0.28%

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                      Touchstone Conservative ETF Fund                0.50%
                      Touchstone Moderate ETF Fund                    0.50%
                      Touchstone Aggressive ETF Fund                  0.50%
                      Touchstone Enhanced ETF Fund                    0.50%

         5. Termination of Operating Expense Waivers or Reimbursements. Touchstone's waiver obligations or its reimbursement obligations with respect to a Fund may be terminated by Touchstone after the applicable date listed below upon at least 30 days prior written notice to the Fund (an "Expense Cap Termination"):

 Touchstone Baron Small Cap Fund                              April 30, 2005
 Touchstone Emerging Growth Fund                           December 31, 2004
 Touchstone Third Avenue Value Fund                           April 30, 2005
 Touchstone Eagle Capital Appreciation Fund                   April 30, 2005
 Touchstone Enhanced Dividend 30 Fund                      December 12, 2005
 Touchstone Value Plus Fund                                   April 30, 2005
 Touchstone Growth & Income Fund                           December 31, 2004
 Touchstone Balanced Fund                                  December 31, 2004
 Touchstone High Yield Fund                                December 31, 2004
 Touchstone Core Bond Fund                                 December 31, 2004
 Touchstone Money Market Fund - Class SC                   December 31, 2005
 Touchstone Money Market Fund - Class I                    December 31, 2005
 Touchstone Conservative ETF Fund                          December 31, 2004
 Touchstone Moderate ETF Fund                              December 31, 2004
 Touchstone Aggressive ETF Fund                            December 31, 2004
 Touchstone Enhanced ETF Fund                              December 31, 2004

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of July 19, 2004. The undersigned has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust, and the obligations of this Amendment are not binding upon the Trust's Trustees, its officers, or investors in the Funds individually, but bind only the Trust estate.

Touchstone Advisors, Inc.                       Touchstone Variable Series Trust


By: /s/ Terrie A. Wiedenheft                     By:/s/ Tina H. Bloom
    -------------------------                       ----------------------------
Name:    Terrie A. Wiedenheft                    Name:  Tina H. Bloom
Title:   Chief Financial Officer                 Title: Secretary